UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

COLORADO

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418

SAN CLEMENTE, CA 92672

(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement

To the extent required by Item 1.01 of Form 8-K, the information contained or incorporated in Item 8.01(a) of this Form 8-K is incorporated by reference in this Item 1.01.

Item 7.01 Regulation FD Disclosure.

The Company has received number of inquiries from shareholders. The Company felt it was appropriate to answer the questions through an 8-K instead of emailing the individuals directly.

Q1. When you think the 10-K will be filed?

A1. As previously stated, we were going to file under Regulation A+ but decided to continue to file under the current method. As such, we got a late a start on the 10-K and we brought in a new accounting firm which is also a delay. But we will file the 10-K as quickly as possible. The Company retained a new accounting firm (Pubco Solutions) to assist the company in its preparation of its financial statements. The New accounting team is currently preparing the annual financial statements and will send them to the auditors. Additionally, the accounting and book keeping will be handled by the new firm thereby allowing the Company to focus on the operations and growth of the Company.

8.01 Other Information

1.

On February 20, 2018, Auctus Fund was repaid for the loan and as such it is no longer outstanding and has been retired. The Company had the right to prepay the note at 135% nut negotiated the rate down to 125% plus 15,000 shares of restricted stock. The repayment amount was $276,627.40 plus 15,000 shares of restricted stock.

2.	On February 14, 2018, the Company has executed an agreement with St George Investments for $4,245,000 with the initial tranche being $850,000. The Company received the funds on February 20, 2018. As part of the initial tranche the Company repaid Auctus Fund. The Company moved forward with St. George because of how St. George is paid back. Instead of issuing shares the Company has the option to repaying the redemption amount in cash. Unlike other lenders where the Company has no option to repay in cash once the prepayment period has expired. St George Investments, starting six (6) months from Closing, may elect to redeem any portion of the outstanding balance in one or more redemptions. The redemption(s) may be satisfied in cash or stock at the sole election of the Company. If the Company chooses to satisfy a redemption in cash, the redemption amount shall be multiplied by 110%.

3.	The company’s auditor is Benjamin & Young, LLP. The company had retained Malone Bailey to replace Benjamin & Young, LLP but we never terminated the previous auditor. After discussions with Benjamin & Young, we decided to keep Benjamin & Young as our auditors. Our new accounting team at PubCo will be working with Benjamin & Young to complete the audit on the 10-K as quickly as possible.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement
10.2	Secured Convertible Promissory Note

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: February 20, 2018	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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